UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2010

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East
Geyserville, California	95441
(Address of principal executive offices)	(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Appointment of Certain Officers

On March 12, 2010, River Rock Entertainment Authority (the “Authority”) entered into an employment agreement with Mr. Joseph Callahan whereby Mr. Callahan will continue to serve as the Chief Financial Officer of the Authority and will become the Assistant General Manager of the River Rock Casino. The agreement is effective as of March 12, 2010, and continues through March 11, 2013, unless terminated earlier by the parties under the terms of the agreement. The agreement provides for the payment to Mr. Callahan of an initial annual base salary of $250,000.00. Mr. Callahan will also be eligible to receive an annual bonus in the discretion of the Authority’s Board of Directors  not to exceed thirty percent (30%) of his annual base salary. The full text of the employment agreement is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

10.1	Employment Agreement, dated as of March 12, 2010, between the River Rock Entertainment Authority and Joseph Callahan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 16, 2010

River Rock Entertainment Authority

By:	/s/ Joseph Callahan
Joseph Callahan
Acting Chief Executive Officer and Chief Financial Officer